Exhibit 99.1

SurModics Reports Second Quarter Fiscal 2015 Results

  GAAP Revenue Growth of 6% to $14.4 Million and GAAP EPS of $0.23
  IVD Business Unit Revenue up 23%; Medical Device Revenue up 1%
  Continued Investment in Transformative Strategy
  Strong Year to Date Cash Flow from Operations
  Reaffirms Fiscal 2015 Revenue, EPS and Cash Flow Guidance

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--April 30, 2015--SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification and in vitro diagnostic technologies to the healthcare industry, today announced results for its fiscal 2015 second quarter, ended March 31, 2015.

According to SurModics’ President and Chief Executive Officer Gary Maharaj, “With revenue rising 6% over year ago results, SurModics posted strong performance in the fiscal second quarter, as we concurrently continued our transformation to a whole products solution provider. As planned, we increased our investment in the SurModics SurVeil™ Drug Coated Balloon product as we continued the GLP (Good Laboratory Practice) pre-clinical study, and started preparation for our first-in-human clinical trial.”

Second Quarter Revenue and Earnings Summary

GAAP revenue for the fiscal 2015 second quarter totaled $14.4 million, compared with $13.6 million in the fiscal 2014 second quarter. Even with investments in transformative growth, the Company’s operating margin was a healthy 27%.

Diluted GAAP earnings per share in the second quarter of fiscal 2015 were $0.23 compared with $0.18 in the prior-year period. The second quarter fiscal 2015 earnings include $0.04 per share gain associated with one of our investments. The 2014 second quarter earnings included a $0.04 per share one-time, non-cash charge related to amendments to board of directors’ equity compensation. On a non-GAAP comparative basis, earnings per share decreased 14% in the second quarter of fiscal 2015 from $0.22 to $0.19 per share. This decrease was primarily from planned research and development expenses as well as increased legal and professional services costs.

Medical Device Segment

The Medical Device business unit accounts for approximately three-quarters of the Company’s revenue. This unit, which includes hydrophilic coatings and device drug delivery technologies, posted revenue of $10.6 million in the second quarter of fiscal 2015, increasing 1% from the year-ago period. Second quarter 2015 hydrophilic coating royalty revenue was $7.2 million, increasing 2% with the year-year period. We continued to see diversification of our hydrophilic portfolio as for the second consecutive quarter peripheral royalties were the leading royalty segment. Medical Device generated $4.7 million of operating income during the second quarter, decreasing 11% from the year-ago period; operating income was affected by higher planned costs for drug coated balloon development.

Additionally, two medical device customers launched new products utilizing SurModics hydrophilic coatings in the 2015 second quarter.

Drug Coated Balloon Update

As noted above, SurModics continued its SurVeil Drug Coated Balloon product GLP study during the second quarter of fiscal 2015. According to Maharaj, “We continue to be on track to begin a first-in-human clinical trial this fiscal year. We are also encouraged by the acceptance of drug coated balloons as an important therapeutic modality to treat peripheral artery disease, as well as by recent improved reimbursement.”

In Vitro Diagnostics Segment

The In Vitro Diagnostics (IVD) business unit accounts for approximately one-quarter of the Company’s revenue. Revenue for the second quarter of fiscal 2015 totaled $3.9 million, increasing 23% from the year-ago period. The prior-year quarter was adversely impacted by a few customers’ inventory rebalancing. The IVD business unit generated $0.9 million of operating income in the second quarter of fiscal 2015, compared with $0.6 million in the year-ago period. Operating income benefited from increased revenue.

Said Maharaj, “We are pleased to see the strength in marketplace demand for our IVD offerings. This represents IVD’s fourth consecutive quarter of growth – and the 17th out of the last 18 quarters.”

Balance Sheet and Cash Flow

As of March 31, 2015, the Company had $49.1 million of cash and investments and no outstanding debt. SurModics generated cash from operating activities of $6.8 million in the first six months of fiscal 2015, compared with $5.9 million in the prior-year six-month period. Capital expenditures and share repurchases totaled $0.2 million and $20.0 million, respectively, for the six-month period. The $20.0 million of share repurchases resulted from the first quarter fiscal 2015 accelerated share repurchase program that was announced in SurModics’ fourth quarter fiscal 2014 earnings release.

Fiscal 2015 Outlook

According to Maharaj, “We look forward to sustained progress in the second half of fiscal 2015.”

The Company is reaffirming its previously stated revenue, earnings per share and operating cash flow guidance for fiscal 2015. SurModics expects full-year revenue to be in the range of $57.0 to $60.0 million, and diluted GAAP earnings to be in the range of $0.85 per share to $0.95 per share. The fiscal 2015 earnings per share guidance includes: an increase of approximately 5% to 7% in research and development investment over fiscal 2014 levels, primarily related to the drug coated balloon program; an assumed 13.3 million diluted shares outstanding; and a 33.0% to 35.0% income tax rate. The Company’s earnings per share and income tax rate guidance exclude the impact of any strategic investment or short-term investment gains and losses. GAAP cash flow from operating activities is expected to range between $16.5 million and $18.0 million for fiscal 2015, unchanged from prior guidance. SurModics is lowering its planned capital expenditures estimate for fiscal 2015 to a range between $1.7 million and $2.2 million, compared to previous guidance of $2.2 million to $2.5 million.

Live Webcast

SurModics will host a webcast at 4 p.m. CT (5 p.m. ET) today to discuss second quarter results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the second quarter conference call will be available by dialing 888-203-1112 and entering conference call ID passcode 8699575. The audio replay will be available beginning at 7 p.m. CT on Thursday, April 30, 2015, until 7 p.m. CT on Thursday, May 7, 2015.

About SurModics SurVeil™ Drug Coated Balloon

SurModics SurVeil Drug Coated Balloon is a product designed to treat peripheral arterial disease. SurModics SurVeil Drug Coated Balloon is a development stage product and is currently not approved for sale in any country. Following completion of the GLP pre-clinical study, we plan to seek regulatory approval to initiate a first-in-human trial using SurModics SurVeil Drug Coated Balloon in late fiscal 2015.

About SurModics, Inc.

SurModics partners with the world’s leading and emerging medical device, diagnostic and life science companies to develop and commercialize innovative products designed to improve lives by enabling the detection and treatment of disease. Our mission is to be a trusted partner to our customers by providing the most advanced surface modification technologies and in vitro diagnostic chemical components that help enhance the well-being of patients. The company’s core offerings include surface modification coating technologies that impart lubricity, prohealing, and biocompatibility characteristics and components for in vitro diagnostic test kits and microarrays. SurModics’ strategy is to build on the product and technical leadership within these fields, and expand the core offerings to generate opportunities for longer term sustained growth. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this press release or part of any filings that the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding the Company’s capital needs and its performance in the near- and long-term, including our revenue, earnings and cash flow expectations for fiscal 2015, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully develop, obtain regulatory approval for, and commercialize our SurVeil Drug Coated Balloon product; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies; (3) our ability to achieve our corporate goals; (4) our ability to successfully identify and acquire target companies or achieve expected benefits from acquisitions that are consummated; (5) possible adverse market conditions and possible adverse impacts on our cash flows, and (6) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP net income, non-GAAP diluted net income per share, and EBITDA. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries Condensed Consolidated Statements of Income (in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Revenue:
Royalties and license fees	$7,383	$7,329	$14,658	$14,794
Product sales	5,651	5,165	11,498	10,565
Research and development	1,381	1,110	2,464	2,128
Total revenue	14,415	13,604	28,620	27,487
Operating costs and expenses:
Product costs	1,955	1,696	3,857	3,700
Research and development	4,403	4,134	7,979	7,833
Selling, general and administrative	4,125	4,294	7,818	8,145
Total operating costs and expenses	10,483	10,124	19,654	19,678
Operating income	3,932	3,480	8,966	7,809
Other income:
Investment income, net	56	66	113	152
Other income, net	543	125	536	806
Other income	599	191	649	958
Income before income taxes	4,531	3,671	9,615	8,767
Income tax provision	(1,480)	(1,212)	(2,950)	(2,678)
Net income	$3,051	$2,459	$6,665	$6,089

Basic net income per share	$0.24	$0.18	$0.51	$0.45

Diluted net income per share	$0.23	$0.18	$0.50	$0.44

Weighted average number of shares outstanding:
Basic	12,944	13,538	13,092	13,658
Diluted	13,207	13,824	13,365	13,925

SurModics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands)

	March 31, 2015	September 30, 2014
	(Unaudited)
Assets
Cash and short-term investments	$49,134	$46,551
Accounts receivable	4,927	4,751
Inventories	3,195	2,817
Other current assets	2,508	1,145
Current assets of discontinued operations	―	16
Total current assets	59,764	55,280

Property and equipment, net	12,419	13,133
Long-term investments	―	16,823
Other assets	18,509	19,653
Total assets	$90,692	$104,889

Liabilities and Stockholders’ Equity
Current liabilities	$3,554	$4,022
Current liabilities of discontinued operations	―	45
Total current liabilities	3,554	4,067

Other liabilities	1,958	2,071
Total stockholders’ equity	85,180	98,751
Total liabilities and stockholders’ equity	$90,692	$104,889

SurModics, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (in thousands)

	Six Months Ended March 31,
	2015	2014
	(Unaudited)
Operating Activities:
Net income	$6,665	$6,089
Depreciation and amortization	1,389	1,380
Stock-based compensation	1,211	2,462
Gains on sales of available-for-sale securities and strategic investments	(515)	(806)
Net other operating activities	313	(822)
Change in operating assets and liabilities:
Accounts receivable	(176)	(278)
Accounts payable and accrued liabilities	(609)	(1,770)
Income taxes	(825)	(559)
Net change in other operating assets and liabilities	(623)	240
Net cash provided by operating activities from continuing operations	6,830	5,936

Investing Activities:
Purchases of property and equipment	(163)	(798)
Cash transferred to discontinued operations	(45)	(13)
Net other investing activities	(167)	495
Net cash used in investing activities from continuing operations	(375)	(316)

Financing Activities:
Repurchase of common stock	(20,000)	(12,544)
Purchases of common stock to pay employee taxes	(741)	(1,114)
Net other financing activities	790	987
Net cash used in financing activities from continuing operations	(19,951)	(12,671)
Net cash used in continuing operations	(13,496)	(7,051)

Discontinued operations:
Net cash used in operating activities	(45)	(13)
Net cash provided by financing activities	45	13
Net cash used in discontinued operations	―	―

Net change in cash and cash equivalents	(13,496)	(7,051)
Cash and Cash Equivalents:
Beginning of period	43,511	15,495
End of period	$30,015	$8,444

SurModics, Inc. and Subsidiaries Supplemental Segment Information (in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015		2014		% Change
Revenue		% of Total		% of Total
Medical Device	$10,562	73.3%	$10,482	77.0%	0.8%
In Vitro Diagnostics	3,853	26.7	3,122	23.0	23.4
Total revenue	$14,415	100.0%	$13,604	100.0%	6.0%

	Six Months Ended March 31,
	2015		2014		% Change
Revenue		% of Total		% of Total
Medical Device	$21,198	74.1%	$21,031	76.5%	0.8%
In Vitro Diagnostics	7,422	25.9	6,456	23.5	15.0
Total revenue	$28,620	100.0%	$27,487	100.0%	4.1%

	Three Months Ended March 31,		Six Months Ended March 31,
	2015	2014	2015	2014
Operating Income
Medical Device	$4,696	$5,282	$10,212	$10,610
In Vitro Diagnostics	931	633	2,028	1,303
Corporate	(1,695)	(2,435)	(3,274)	(4,104)
Total operating income	$3,932	$3,480	$8,966	$7,809

SurModics, Inc. and Subsidiaries Supplemental Non-GAAP Information For the Three Months Ended March 31, 2015 (In thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$7,383			$7,383
Product sales	5,651			5,651
Research and development	1,381			1,381
Total revenue	$14,415			$14,415

Operating income	$3,932			$3,932

Net income	$3,051	$(523)	(3)	$2,528

Diluted net income per share(4)	$0.23			$0.19

(1) Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2) Adjusted Non-GAAP considers an adjustment to reflect a $523 reduction in net investment income associated with the sale of Intersect ENT shares. The adjustment to reduce net investment income did not generate a tax benefit as there was an offsetting establishment of a capital loss valuation reserve.
(3) Reflects the impact of the net investment income adjustment noted in (2) above.
(4) Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries Supplemental Non-GAAP Information For the Three Months Ended March 31, 2014 (In thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$7,329			$7,329
Product sales	5,165			5,165
Research and development	1,110			1,110
Total revenue	$13,604			$13,604

Operating income	$3,480	$914	(3)	$4,394

Net income	$2,459	$580	(4)	$3,039

Diluted net income per share(5)	$0.18			$0.22

(1) Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2) Adjusted Non-GAAP amounts consider adjustments to reflect a $914 reduction to operating expenses associated with acceleration of Board of Director stock-based compensation awards and adjustment to the income tax provision utilizing a 36.5% incremental effective tax rate.
(3) Reflects the pre-tax impact of the operating expense adjustment noted in (2) above.
(4) Adjusted to reflect the adjustment noted in (2) above.
(5) Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries Supplemental Non-GAAP Information For the Six Months Ended March 31, 2015 (In thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$14,658			$14,658
Product sales	11,498			11,498
Research and development	2,464			2,464
Total revenue	$28,620			$28,620

Operating income	$8,966			$8,966

Net income	$6,665	$(724)	(3)	$5,941

Diluted net income per share(4)	$0.50			$0.44

(1) Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2) Adjusted Non-GAAP amount considers adjustments to net investment income and the income tax provision for a discrete income tax benefit in the period presented as noted in (3) below.
(3) Adjusted to reflect a $523 reduction in net investment income associated with the sale of Intersect ENT shares. The adjustment to reduce net investment income did not generate a tax benefit as there was an offsetting establishment of a capital loss valuation reserve. In addition, the income tax provision is adjusted to reflect discrete income tax benefits of $201 associated with the December 2014 signing of the Tax Increase Prevention Act of 2014 which retroactively reinstated federal R&D income tax credits for calendar 2014.
(4) Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries Supplemental Non-GAAP Information For the Six Months Ended March 31, 2014 (In thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$14,794			$14,794
Product sales	10,565			10,565
Research and development	2,128			2,128
Total revenue	$27,487			$27,487

Operating income	$7,809	$914	(3)	$8,723

Net income	$6,089	$(101)	(4)	$5,988

Diluted net income per share(5)	$0.44			$0.43

(1) Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2) Adjusted Non-GAAP amounts consider adjustments to reduce operating expenses by $914 associated with acceleration of Board of Director stock-based compensation awards and a $681 reduction in net investment income associated with a contingent milestone payment related to the sale of Vessix Vascular shares in fiscal 2013. The income tax provision includes an adjustment associated with the stock-based compensation awards utilizing a 36.5% incremental effective tax rate. The net investment income adjustment did not generate a tax benefit as there was an offsetting establishment of a capital loss valuation reserve.
(3) Reflects the pre-tax impact of the operating expense adjustment noted in (2) above.
(4) Adjusted to reflect the adjustment noted in (2) above.
(5) Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

CONTACT:
SurModics, Inc.
Andy LaFrence, 952-500-7000
Vice President of Finance and Chief Financial Officer